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                                                                     Exhibit 2.2


               DATED               22 February                2002
               ---------------------------------------------------






                             SUPPLEMENTAL AGREEMENT
                                     TO THE
                            STOCK PURCHASE AGREEMENT

                                      AMONG

                              C D LIDDLE and OTHERS
                   GA DESIGN INTERNATIONAL (HOLDINGS) LIMITED
                             HLM ARCHITECTS LIMITED
                                 HLM DESIGN INC

THIS SUPPLEMENTAL AGREEMENT is made 22 February 2002

BETWEEN:

(1) THE PERSONS whose names and addresses are set out in Schedule A1.0 ("the Sellers");

(2) GA DESIGN INTERNATIONAL (HOLDINGS) LIMITED a company registered in England and Wales under Company Number 3705307 with its registered office at Lyme House Studios, 30-31 Lyme Street, London NW1 8EE ("the Purchaser");

(3) HLM ARCHITECTS LIMITED a company registered in England and Wales under Company Number 2424914 with its registered office at 1 Old Lodge Place, St Margaret's, Twickenham, Middlesex TW1 1RQ ("the Company" or "the Business")

(3) HLM DESIGN, INC a Delaware Corporation with its office at Suite 2950, 121 West Trade Street, Charlotte, North Carolina 28202, USA

NOW IT IS HEREBY AGREED as follows:-

1    Interpretation

1.1  "Main Agreement" means the agreement between the parties dated 2001.

1.2 In this Supplemental Agreement all words shall have the same meaning as defined in the Main Agreement.

2    Alterations

2.1  The Main Agreement shall be amended as follows:-

     2.1.1 Clause 1.2 of the Article I shall be deleted and the following clause shall be inserted in its place:-

          "1.2 Purchase Price. In consideration for the conveyance of the
               --------------
               Shares, the Purchaser shall pay to the Sellers an aggregate amount ("the Purchase Price") comprising (pound)2,126,644.74 (Two million one hundred and twenty six thousand six hundred and forty four pounds sterling and seventy four pence), 18,240 ordinary shares of 1p par value of delayed delivery common stock of the Purchaser having an agreed upon aggregate value at the Closing Date of (pound)600,000.00 (Six hundred thousand pounds sterling) first subordinated promissory notes of the Purchaser in the aggregate principal amount of (pound)2,180,000.00 (Two million, one hundred and eighty thousand pounds

                                       1

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               sterling), and second subordinated promissory notes of the
               Purchaser in the aggregate principal amount of (pound)373,355.26 (Three hundred and seventy three thousand, three hundred and fifty five pounds sterling and twenty six pence) all as more particularly provided in Section 7.2 hereof. The Purchase Price shall be divided between the Sellers as provided in Schedule A1.0."

     2.1.2 Clause 7.2(c) of Article VII shall be deleted and the following clause shall be inserted in its place:-

          "(c) Upon completion of the matters referred to above, the Purchaser shall by wire transfer of same-day funds, pay to Peacock & Co ("the Sellers' Solicitors") on behalf of the Sellers an aggregate amount of (pound)2,126,644.74 (Two million one hundred and twenty six thousand six hundred and forty four pounds sterling and seventy four pence)."

     2.1.3 Clause 7.2(e) of Article VII shall be deleted and the following clause shall be inserted in its place:-

               "(e)(i) Instalment Payments; First Subordinated Promissory Notes.
                       --------------------------------------------------------
                    The Sellers shall receive subordinated promissory notes of the Purchaser substantially in the form attached hereto as Exhibit C, first subordinated promissory notes being collectively referred to as the "First GA Notes" and individually referred to as the "First Note", 42.201834% of the principal amount of the First GA Notes will be paid on each of the first and second anniversaries of the Closing Date and 7.7981651% of the principal amount will be paid on each of the third and fourth anniversaries of the Closing Date, all as provided in the First GA Notes such notes to be allocated among the Sellers as provided in Schedule A1.0. The Purchaser's obligations to pay the sums due under the said First GA Notes shall be subject to the Purchaser's right of set off as provided in Section 8.5 below.

               (e)(ii) Instalment Payments; Second Subordinated Promissory
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                    Notes. Two of the Sellers (Christopher Dunbar Liddle and
                    -----
                    David Muir Cafferty) shall receive second subordinated promissory notes of the Purchaser substantially in the form attached hereto in Exhibits CXI and CX2, the second subordinated promissory notes being collectively referred to as the "Second GA Notes" and individually referred to as the "Second Note". Their repayment provisions shall be as provided in the Second Notes attached as CX1 and CX2 respectively."

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     2.1.4 Schedule A1.0 shall be deleted and the following schedule shall be inserted in its place:

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                                 SCHEDULE A 1.0
                                     PART 1
                                   THE SELLERS

          (1)                            (2)                        (3)                 (4)
         Name               No. of Ordinary Shares of the   Cash Consideration   Shares of GA Design
                                       Company                    (pound)           International
                                                                                  (Holdings)Limited
Christopher Dunbar Liddle              160,000                  531,250.00              4800

Roderick Charles Fraser                160,000                  657,894.73              4800

Leslie Hunter Welch                    160,000                  657,894.73              4800

John Russell Ferguson                   60,000                  246,710.52              1800

David Muir Cafferty                     60,000                          --              1800

Caroline Julia Buckingham                2,000                    8,223.69                60

Nicholas John Beecroft                   2,000                    8,223.69                60

Richard Peter Ian Parsons                2,000                    8,223.69                60

Karen Susan Mosley                       2,000                    8,223.69                60

       (1)                          (5)                  (6)
       Name                 First Subordinated    Second Promissory
                            Promissory Notes of   Notes of GA Design
                                GA Design            International
                               International      (Holdings) Limited
                            (Holdings) Limited         (pound)
                                 (pound)
Christopher Dunbar Liddle       573,684.21            126,644.74

Roderick Charles Fraser         573,684.21                    --

Leslie Hunter Welch             573,684.21                    --

John Russell Ferguson           215,131.58                    --

David Muir Cafferty             215,131.58            246,710.52

Caroline Julia Buckingham         7,171.05                    --

Nicholas John Beecroft            7,171.05                    --

Richard Peter Ian Parsons         7,171.05                    --

Karen Susan Mosley                7,171.05                    --

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3    The Main Agreement and this Supplemental Agreement shall henceforth be read and construed as one Agreement.

AS WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EXECUTED and DELIVERED as a DEED
by CHRISTOPHER DUNBAR LIDDLE        /s/ R Fraser (as attorney for C D Liddle)
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

EXECUTED and DELIVERED as a DEED
by RODERICK CHARLES FRASER          /s/ R Fraser
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

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EXECUTED and DELIVERED
as a DEED
by LESLIE HUNTER WELCH        /s/ R Fraser (as attorney for Leslie Hunter Welch)
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

EXECUTED and DELIVERED as a DEED
by JOHN RUSSELL FERGUSON            /s/ R Fraser (as attorney for J R Ferguson)
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

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EXECUTED and DELIVERED as a DEED
by DAVID MUIR CAFFERTY              /s/ David Cafferty
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

EXECUTED and DELIVERED as a DEED
by CAROLINE JULIA BUCKINGHAM        /s/ C J Buckingham
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

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EXECUTED and DELIVERED as a DEED
by NICHOLAS JOHN BEECROFT           /s/ R Parsons (as attorney for N J Beecroft)
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

EXECUTED and DELIVERED as a DEED
by RICHARD PETER IAN PARSONS        /s/ R Parsons
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

EXECUTED and DELIVERED as a DEED
by KAREN SUSAN MOSLEY            /s/ C J Buckingham (as attorney for K S Mosley)
in the presence of :-

Witness:


Signature                           /s/ G T Miller

Name                                    George Talbot Miller

Address                                 94 High Street
                                        Wimbledon
                                        London SW19 5EG

Occupation                              Para-Legal

EXECUTED and DELIVERED as a DEED
by GA DESIGN INTERNATIONAL
(HOLDINGS) LIMITED acting by:

                                    Director   /s/ Werner Aeberhard

                                    Director/Secretary   /s/ Vernon B Brannon

EXECUTED and DELIVERED as a DEED
by HLM ARCHITECTS LIMITED acting by:

                                    Director   /s/ R Fraser

                                    Director/Secretary   /s/ D Cafferty

EXECUTED and DELIVERED as a DEED
by HLM DESIGN, INC:

ATTEST


     By:  /s/ Joseph Harris
                                                         President


          /s/ Vernon B Brannon
                                                         Assistant/Secretary

(Corporate Seal)

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